Exhibit 21
Subsidiaries of Cleveland-Cliffs Inc

Jurisdiction of
Incorporation or
Name of Subsidiary	Organization

CALipso Sales Company(3)	Delaware
Cleveland-Cliffs Australia Holdings Pty Limited(13)	Australia
Cleveland-Cliffs Australia Pty Limited(13)	Australia
Cleveland-Cliffs International Holding Company(13)	Delaware
Cleveland-Cliffs Ore Corporation(1)(2)	Ohio
Cliffs and Associates Limited(3)	Trinidad
Cliffs Biwabik Ore Corporation(2)	Minnesota
Cliffs Empire, Inc.(1)	Michigan
Cliffs Erie L.L.C.(8)	Delaware
Cliffs International Management Company LLC	Delaware
Cliffs Marquette, Inc.(1)(2)	Michigan
Cliffs Mining Company	Delaware
Cliffs Mining Services Company	Delaware
Cliffs Minnesota Mining Company	Delaware
Cliffs Natural Stone, LLC(11)	Minnesota
Cliffs Oil Shale Corp.(2)	Colorado
Cliffs Reduced Iron Corporation	Delaware
Cliffs Reduced Iron Management Company(4)	Delaware
Cliffs Sales Company	Ohio
Cliffs Synfuel Corp.(2)	Utah
Cliffs TIOP, Inc.(1)(5)	Michigan
Empire Iron Mining Partnership(6)	Michigan
Hibbing Taconite Company, a joint venture(7)	Minnesota
IronUnits LLC	Delaware
Lake Superior & Ishpeming Railroad Company	Michigan
Lasco Development Corporation	Michigan
Marquette Iron Mining Partnership(2)	Michigan
Marquette Range Coal Services Company(5)(6)	Michigan
Minerais Midway Ltee-Midway Ore Company Ltd.(8)	Quebec, Canada
Northshore Mining Company	Delaware
Pickands Hibbing Corporation(7)	Minnesota
Portman Limited(13)	Australia
Republic Wetlands Preserve LLC(2)	Michigan
Seignelay Resources, Inc.(8)	Delaware
Silver Bay Power Company(9)	Delaware
Syracuse Mining Company(8)	Minnesota
The Cleveland-Cliffs Iron Company	Ohio
The Cleveland-Cliffs Steamship Company(1)	Delaware
Tilden Mining Company L.C.(5)	Michigan
United Taconite LLC (12)	Delaware
Wabush Iron Co. Limited(8)(10)	Ohio

(1)	The named subsidiary is a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(2)	Marquette Iron Mining Partnership (“Marquette Partnership”) is a Michigan partnership. Cleveland-Cliffs Ore Corporation and Cliffs Marquette, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100 percent interest in the Marquette Partnership. Cleveland-Cliffs Ore Corporation also owns 100 percent of Cliffs Biwabik Ore Corporation. The Marquette Partnership owns 100 percent of Cliffs Oil Shale Corp., Cliffs Synfuel Corp. and Republic Wetlands Preserve LLC.

(3)	Cliffs and Associates Limited is a Trinidad corporation. Cliffs Reduced Iron Corporation has an 82.39 percent interest in Cliffs and Associated Limited. CALipso Sales Company is a wholly-owned subsidiary of Cliffs and Associates Limited.

(4)	The named subsidiary is a wholly-owned subsidiary of Cliffs Reduced Iron Corporation, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(5)	Tilden Mining Company L.C. is a Michigan limited liability company. Cliffs TIOP, Inc., a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, has an 85 percent interest in Tilden Mining Company L.C. Tilden Mining Company L.C. has a 51 percent interest in Marquette Range Coal Service Company.

(6)	Empire Iron Mining Partnership is a Michigan partnership. The Cleveland-Cliffs Iron Company has a 79 percent indirect interest in the Empire Iron Mining Partnership. Empire Iron Mining Partnership has a 48.57 percent interest in Marquette Range Coal Service Company.

(7)	Cliffs Mining Company has a 10 percent and Pickands Hibbing Corporation, a wholly-owned subsidiary of Cliffs Mining Company, has a 13 percent interest in Hibbing Taconite Company, a joint venture.

(8)	The named subsidiary is a wholly-owned subsidiary of Cliffs Mining Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(9)	The named subsidiary is a wholly-owned subsidiary of Northshore Mining Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(10)	Wabush Iron Co. Limited is an Ohio corporation. Wabush Iron Co. Limited owns a 26.83 percent interest in Wabush Mines.

(11)	Cliffs Natural Stone, LLC is a Minnesota limited liability company. Cliffs Erie L.L.C., a wholly-owned subsidiary of Cliffs Mining Company, has a 56 percent interest in Cliffs Natural Stone, LLC.

(12)	United Taconite LLC is a Delaware limited liability company. Cliffs Minnesota Mining Company, a wholly-owned subsidiary of Cleveland-Cliffs Inc, has a 70 percent interest in United Taconite LLC.

(13)	Cleveland-Cliffs Australia Pty Limited is an Australian corporation. Cleveland-Cliffs Australia Holdings Pty Limited owns 100 percent of Cleveland-Cliffs Australia Pty Limited. Cleveland-Cliffs Australia Pty Limited has a 80.402 percent interest in Portman Limited. Cleveland-Cliffs Australia Holdings Pty Limited is a wholly-owned subsidiary of Cleveland-Cliffs International Holding Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.